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                                                                   Exhibit 10.23

                                 STATE OF ILLINOIS
                          ENVIRONMENTAL PROTECTION AGENCY
                               AMENDMENT NUMBER 3 TO
                              AGENCY SERVICE AGREEMENT

     In consideration of the execution of the Professional Services Agreement Number VI-8302, executed May 19, 1997 (hereinafter, "Enhanced I/M Agreement"), between the Illinois Environmental Protection Agency (hereinafter, "Agency") and Envirotest Illinois, Inc. (hereinafter, "Contractor"), whose address is 246 Sobrante Way, Sunnyvale, CA 94086, the parties hereto further agree as follows:

                                     WITNESSETH:

     WHEREAS, the Agency and the Contractor entered into the Enhanced I/M Agreement hereinabove described, pursuant to which the Agency engaged the Contractor to perform services in connection with the Illinois Vehicle Emissions Inspection Law of 1995;

     WHEREAS, the Enhanced I/M Agreement incorporates the Scope of Services for the Extension of the Vehicle Emission Test Program, dated October 31, 1990 (hereinafter, "Scope"), the License Agreement, dated October 31, 1990, the Contractor's Technical Proposal, dated September 21, 1990, and each of seven (7) Amendments subsequently entered into pursuant to the terms of the Agreement (collectively contained in Appendix 10.20 of the Enhanced I/M Agreement, and hereinafter referred to as the "Basic I/M Agreement");

     WHEREAS, currently, owners of vehicles subject to the program receive a two-year new vehicle model year exemption and are therefore initially notified of the requirement for emissions testing beginning in the second year after the vehicle's model year and thereafter are notified and tested biennially;

     WHEREAS, P.A. 90-475 grants the Agency a degree of discretion within defined limits to choose the year that a new model year vehicle is initially notified to begin its biennial emissions testing cycle;

     WHEREAS, the Agency has elected, and the Contractor agrees, that the current two-year new model vehicle exemption be extended to a four-year new model vehicle exemption beginning either January 1, 1998, or the date of execution of this amendment, whichever date is later, and continue through the period of the Start-Up Phase;

     WHEREAS, the current Reimbursable Test Fee formula is based, in part, on a higher volume of tests than will exist when the initial notification schedule is modified to accommodate the change from a two-year new model vehicle exemption to a four-year new model vehicle exemption, and the parties recognize that the formula requires modification to take into account the effects of this change to the operating cost;

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     WHEREAS, to reflect the further understandings and agreement of the Agency and the Contractor, the Agency and the Contractor have determined it to be in their best interests to enter into this Amendment Number 3 to the Enhanced I/M Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. No later than November 19, 1997, the Contractor shall implement all software changes necessary to prevent the scheduling and assignment for testing of vehicles subject to the four-year new model vehicle exemption. This includes, but is not limited to, modification to the ZIPSCAN report generation program to update the definition of "eligible unassigned vehicles," and the modification of the MAILING program to limit the selection of vehicles for initial assignment and mailing to vehicles of model year equal to, or less than, the assigned date year minus four, with the exception for noncomplying vehicles registered to new owner(s). After January 1, 1998, or the execution date of this amendment, whichever date is later, the Contractor shall not receive reimbursement for tests performed on vehicles subject to the four-year new model vehicle exemption, unless specifically assigned by the Agency, or assigned for testing prior to January 1, 1998, or the execution date of this amendment, whichever date is later.

2.   The "Reimbursable Test Fee" formula contained in the Basic I/M Agreement at
     Section 8.2.2. of the Scope of Services (as amended by Paragraph 13 of Amendment 6 to the Basic I/M Agreement), shall be amended as described below, and shall apply ONLY to reimbursable tests posted to the transaction database between either January 1, 1998, or the execution date of this contract amendment, whichever date is later, and the end of the Start-Up
     Phase:

          F1 = (F X V) + [0.1 X B X (T - V)]
               -----------------------------
                            T

     Where:

     Fl is the adjusted Vehicle Inspection Fee per Reimbursable Test to the nearest whole cent

     F    is the base Vehicle Inspection Fee per Reimbursable Test which is
          $5.82

     V    is the monthly Base Volume of Tests which is 175,000

     B is the Operating Cost Component of the Vehicle Inspection Fee which is $5.22. The product of 0.1 multiplied by B will be rounded to the nearest whole cent

     T    is the number of Reimbursable Tests in the month.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 3 to the Enhanced I/M Agreement this 19th day of November, 1997, and have agreed that it shall become a part of the Agency Service Agreement Number VI-8302 as evidenced by the signatures of their duly authorized representatives as affixed below.

ENVIROTEST ILLINOIS, INC.             ILLINOIS ENVIRONMENTAL
                                      PROTECTION AGENCY


BY                                    BY
 /s/ F. Robert Miller    11/11/97        /s/ Mary A. Gade              11/18/97
 ---------------------  -----------      --------------------------   ----------
 F. Robert Miller          Date           Mary A. Gade, Director         Date
 President and CEO


                                INTRA-AGENCY CONCURRENCE:


                              /s/ Elizabeth R. Tracy                11/12/97
                              ----------------------------------    ---------
                              Division Manager                        Date

                               [ILLEGIBLE]                          11/12/97
                              ----------------------------------    ---------
                              Manager of Administration               Date

                               [ILLEGIBLE]                          11/12/97
                              ----------------------------------    ---------
                              Associate Director for Legal Affairs    Date




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